FORM 8-K

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 30, 2005

JAMESON INNS, INC.

(Exact name of registrant as specified in its charter)

Georgia	0-23256	58-2079583
(State or other jurisdiction of incorporated)	(Commission File Number)	(IRS Employer Identification No.)

8 Perimeter Center East, Suite 8050, Atlanta, Georgia	30346
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (770) 481-0305

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01. Entry into a Material Definitive Agreement.

On September 30, 2005, Jameson Inns, Inc. (the “Company”), issued an aggregate of $35,000,000 of its 7.0% Convertible Senior Subordinated Notes due 2010 (the “Notes”), pursuant to a Securities Purchase Agreement dated as of September 29, 2005. Information regarding the Securities Purchase Agreement, the Notes and the Registration Rights Agreement entered into with each of the purchasers of the Notes is incorporated by reference to the disclosures in Items 2.03 and 3.02 of this report.

ITEM 2.03. Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The Company issued seven Notes in the aggregate principal amount of $35 million on September 30, 2005.

Maturity Date/Interest Payment Dates

The Notes have a final maturity date of September 30, 2010. Interest is payable semi-annually on June 30 and December 31 of each year, commencing December 31, 2005.

Conversion at Holder’s Option

The Notes are convertible at the option of the holder at any time prior to maturity into shares of the Company’s Common Stock, initially at the conversion price of $2.77 per share, subject to adjustment upon the occurrence of certain events including payment of dividends or distributions on Common Stock in shares, subdivision of the Common Stock and issuance of other rights or warrants to acquire Common Stock at less than the market value.

If fully converted at the initial conversion price, the Notes would convert into 12,635,379 shares of Common Stock.

The Company is required to reserve shares of Common Stock for issuance on conversion of the Notes in an amount representing 110% of the number of shares of Common Stock into which the Notes currently are convertible.

If a Note holder elects to convert its Notes on or prior to September 30, 2008 in connection with certain change in control transactions in which 10% or more of the consideration for the Company’s Common Stock consists of cash or securities or other property that is not traded or scheduled to be traded immediately following such transaction on a U.S. national securities exchange or Nasdaq, the Company will increase the number of shares of Common Stock to be issued upon conversion as described in the Notes.

Optional Redemption

From and after September 30, 2008, the Company may redeem all or part of the Notes at par plus accrued and unpaid interest to, but excluding, the redemption date.

Repurchase at Holder’s Option upon Certain Events

Upon a change in control event or if the Company’s Common Stock is no longer traded on a national exchange or the Nasdaq National Market, a Note holder may require the Company to repurchase such holder’s Notes in cash at 105% of the principal amount of the Notes, plus accrued but unpaid interest, if any, to, but excluding, the repurchase date.

Subordination

The Notes will be unsecured and subordinated in right of payment to the Company’s existing and future senior indebtedness and are effectively subordinated in right of payment to all existing and future indebtedness and other liabilities of the Company’s subsidiaries. The Notes will be equal in right of payment with any future senior subordinated debt and senior in right of payment to any future subordinated debt, which will consist of the Company’s obligations with respect to any debt that expressly states it is junior in right of payment to the Notes. As of June 30, 2005, the Company had $172,415,157 in senior indebtedness outstanding and $27,062,000 in subordinated debt outstanding, consisting of Trust Preferred Securities (which debt would be junior in right of payment to the Notes), and no indebtedness that would be equal in right of payments to the Notes. The Company and its subsidiaries are not prohibited from incurring senior indebtedness or other debt under the terms of the Notes.

Events of Default

Note holders may accelerate the maturity of the Notes in the event of default by the Company. An event of default means (1) default under any other Note, (2) default in the payment of any installment of interest or liquidated damages when due and continuing for a period of 30 calendar days, (3) default in the payment of principal at maturity or in connection with any redemption, by declaration or otherwise, (4) default in the payment of the repurchase price on any Note on the repurchase date, (5) any representation or warranty of the Company in the Transaction Documents shall be false or misleading in any material respect at the time made and such condition shall continue uncured for a period of ten business days after notice by the Holders of not less than 20% of aggregate principal amount of the Notes then outstanding, (6) failure to observe or perform any of the Company’s covenants in the Transaction Documents and such failure shall continue uncured for a period of 30 days after notice by the Holders of not less than 20% of aggregate principal amount of the Notes then outstanding, (7) the Company shall fail to make any payment at maturity of, or have accelerated, any indebtedness in a principal amount then outstanding in excess of $1,500,000 and continuing for a period of 15 days after notice by the Holders of not less than 20% of aggregate principal amount of the Notes then outstanding, (8) bankruptcy, or (9) the Company shall fail to issue shares of Common Stock upon conversion of the Notes.

Registration Rights

The Notes and the Company’s Common Stock issuable upon conversion of the Notes have not been registered under the Securities Act or the securities laws of any jurisdiction, and these securities may not be offered or sold in the United States or any other jurisdiction where such registration is required and has not been effected, except in a transaction not subject to, or exempt from the registration requirements of, the Securities Act and any other applicable securities laws.

Pursuant to a Registration Rights Agreement, the Company has agreed to file with the Securities and Exchange Commission a shelf registration statement covering the resale of the Common Stock issuable upon conversion of the Notes on or prior to October 10, 2005 and to use best efforts to cause the shelf registration statement to become effective within 45 days of such date, or within 90 days of such date if the filing is reviewed by the Securities and Exchange Commission. The Company will be required to pay certain “registration delay payments” as described in the Registration Rights Agreement if these deadlines are not met or the shelf registration statement is otherwise unavailable for the resale of the securities.

ITEM 3.02. Unregistered Sale of Equity Securities.

The offer and sale of the Notes was effected by a private placement which was exempt from the registration requirements of the Securities Act of 1933, as amended, under Section 4(2) of that Act and Regulation D promulgated by the Commission thereunder. The offering and sale of the Notes was conducted in compliance with the requirements and conditions of Regulation D. The Notes were sold to seven accredited investors on September 30, 2005 pursuant to the Securities Purchase Agreement dated as of September 29, 2005.

The aggregate sales price for the Notes was $35 million in cash. JMP Securities acted as placement agent for the Company.

The Company intends to use the net proceeds from the sale of the Notes primarily to repay mortgage debt maturing during the next 12 months. It may also use the net proceeds to finance capital expenditures in connection with rebranding Signature Inns, to reduce its annual debt service requirements by repaying principal under mortgage debt that will mature more than 12 months from the date of the issuance of the Notes, to reduce the amount of its variable rate debt and for general working capital purposes.

Other information regarding the Notes is incorporated by reference to Items 2.03 and 1.01 of this report.

ITEM 9.01 Financial Statements and Exhibits.

The following Exhibits are included herein:

(c)	Exhibits

Exhibit	Description
4.1	Copy of the Registration Rights Agreement dated as of September 29, 2005 between Jameson Inns, Inc. and the Buyers as defined therein.

4.2	Form of 7.0% Convertible Senior Subordinated Note Due 2010.

10.1	Copy of the Securities Purchase Agreement dated as of September 29, 2005 between Jameson Inns, Inc. and the Buyers as defined therein.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

JAMESON INNS, INC.

Dated as of September 30, 2005

	By:	/s/ Steven A. Curlee
Steven A. Curlee
Vice President - Legal

EXHIBIT INDEX

Exhibit	Description
4.1	Copy of the Registration Rights Agreement dated as of September 29, 2005 between Jameson Inns, Inc. and the Buyers as defined therein.

4.2	Form of 7.0% Convertible Senior Subordinated Note Due 2010.

10.1	Copy of the Securities Purchase Agreement dated as of September 29, 2005 between Jameson Inns, Inc. and the Buyers as defined therein.